UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 26, 2009
Date of Report (date of Earliest Event Reported)

NORTHWEST CHARIOTS INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0496885
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

240,222 Baseline Road, Suite 209, Sherwood Park, AB, T8H 1S8
 (Address of principal executive offices and zip code)

(780) 691-1188
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2009, Mr. Douglas Dewar resigned as President, Chief Executive Officer and as a member of the Board of Directors of Northwest Chariots Incorporated.

On August 26, 2009, the Board of Directors named Ms. Barbara Ceretzke President and Chief Executive Officer, to fill the vacancy caused by Mr. Dewar’ resignation.  Ms Ceretzke has served as Secretary/Treasurer and been a Member of the Board of Directors of the Company since September 8, 2008.

At present Ms. Ceretzke is retired.  Prior to her retirement in June 2008, Ms. Ceretzke was a self employed bus driver for the Strathcona Christian Academy in Sherwood Park, Alberta, Canada.  She had been self employed as a bus driver since September 2004.

Prior to becoming a bus driver, Ms. Ceretzke was self employed as a full time private caregiver to an elderly couple in Sherwood Park, Alberta, Canada from September 1992 through April 2004.  Ms. Ceretzke's duties included personal health care, social needs, meal planning and cooking sensitive to a diabetic diet and other special nutritional needs as well as serving and assisted feeding..  Ms. Ceretzke also coordinated the service of other health care staff.

Ms. Ceretzke is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission

Ms. Barbara Ceretzke has served on the Board of Directors of Homassist Corporation, a public reporting company, from September 2004 through April 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST CHARIOTS, INC.

Date: August 26, 2009                                                                                         By:     /s/ Barbara Ceretzke
Name:        Barbara Ceretzke
Title:          President